UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009
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AMCOL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware State or Other Jurisdiction of Incorporation	0-15661 Commission File Number	36-0724340 I.R.S. Employer Identification Number

2870 Forbs Avenue
Hoffman Estates, IL 60192
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 851-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On February 10, 2009, AMCOL International Corporation (the “Company”) entered into indemnification agreements with each of its directors and executive officers (each, an “Indemnitee”).  Each indemnification agreement requires the Company to indemnify and advance litigation expenses to each Indemnitee to the fullest extent provided in Article Twelfth of the Company’s Certificate of Incorporation and Article IX of the Company’s By-Laws (discussed below).  In the event the Certificate of Incorporation or By-Laws are amended to enhance the rights of a current or former director or officer of the Company to indemnification or advancement of expenses, an Indemnitee is entitled to such enhanced rights.  In the event the Certificate of Incorporation or By-Laws are amended to decrease these rights, an Indemnitee is entitled to the same rights he was entitled to prior to such change.

The foregoing summary of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of agreement attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2009, the Company’s Board of Directors approved amendments to Article IX of the Company’s By-Laws.  These amendments were effective immediately.  Previously, Article IX of the By-Laws simply referenced the indemnification rights included in Article Twelfth of the Company’s Certificate of Incorporation.  Amended Article IX of the By-Laws replaces the previous Article IX and includes provisions regarding indemnification and advancement of expenses.  These provisions are generally based on the provisions of Article Twelfth of the Company’s Certificate of Incorporation.  Unlike the Certificate of Incorporation, the By-Law provision regarding the advancement of litigation expenses to directors and officers prior to the final disposition of a legal proceeding is mandatory, as opposed to permissive.  The By-Law provisions also clarify and expand the breadth of certain provisions currently contained in Article Twelfth of the Certificate of Incorporation.

As in the Certificate of Incorporation, the amended By-Laws provide for mandatory indemnification for directors, officers, employees and agents of the Company (as well as trustees of certain benefit plans) where a lawsuit is brought against such person in connection with his position with the Company and he either acted in good faith or successfully defended such suit.

The By-Laws also include provisions regarding advancement of litigation expenses.  Advancement is permissive for non-officer employees, agents and trustees, and requires an undertaking from such person to repay the Company in the event that it is later determined he was ineligible for indemnification.  Directors and officers are entitled to mandatory advancement, with an undertaking and Board approval required in limited circumstances.

The amended By-Laws further track Article Twelfth of the Certificate of Incorporation, providing that the rights to indemnification and advancement of expenses are not exclusive of any other rights, survive termination of service and inure to the benefit of heirs.  In addition, the amended By-Laws provide that the rights to indemnification and advancement of expenses conferred upon directors and officers are contract rights, and any amendment of the indemnification provisions in the By-Laws or Certificate of Incorporation is prospective only.

The foregoing summary of the By-Law amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s By-Laws, as amended February 10, 2009, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

3.2	AMCOL International Corporation Amended and Restated By-Laws (as amended and restated February 10, 2009).

10.1	Form of Indemnification Agreement between the Company and its directors and executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION

Date: February 12, 2009	By:	/s/ Lawrence E. Washow
Lawrence E. Washow
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3.2	AMCOL International Corporation Amended and Restated By-Laws (as amended and restated February 10, 2009).

10.1	Form of Indemnification Agreement between the Company and its directors and executive officers.